Exhibit 23.1


                          Independent Auditors' Consent


The Board of Directors and Stockholders
A.P. Green Industries, Inc.:

We consent to the use of our report dated February 10, 1997 incorporated herein by reference. Our report refers to a change in the method of accounting for postemployment benefits.

                                                      /s/ KPMG Peat Marwick LLP

St. Louis, Missouri
April 28, 1997